                        December 14, 1995




404 815-6302


Bank Corporation of Georgia
4951 Forsyth Road
Macon, Georgia  31203-4099

      Re:   Form S-4 Registration Statement

Gentlemen:

            At your request, we have examined the Registration Statement on Form S-4 (the "Registration Statement") to be filed by Bank Corporation of Georgia, a Georgia corporation ("BCG"), with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of up to 154,390 shares of the common stock, $1.00 par value, of BCG (the "Common Stock"), in connection with the merger of Americorp, Inc., a Georgia corporation, into and with BCG, pursuant to the terms and conditions of that certain Agreement and Plan of Merger dated November 15, 1995 between Americorp, Inc. and BCG (the "Merger Agreement").

            As your counsel, we have examined the originals or copies of such documents, corporate records, certificates of public officials and officers of BCG and other instruments relating to the authorization and issuance of the Common Stock as we have considered necessary for the opinion hereinafter expressed. Upon the basis of the foregoing, it is our opinion that the issuance of the shares of Common Stock pursuant to the terms and provisions of the Merger Agreement has been duly authorized by the Board of Directors of BCG, and upon issuance pursuant to the terms and conditions described in the Merger Agreement and the Registration Statement, the shares of Common Stock to be issued by BCG will be legally and validly issued, fully-paid and non-assessable.


            We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.

                                          Sincerely,

                                          KILPATRICK & CODY



                                          By:   /s/ F. Sheffield Hale
                                                F. Sheffield Hale,
                                                a Partner

FSH/cw